Exhibit 5.1

Suite 2800 1100 Peachtree St. Atlanta GA 30309-4530 t 404 815 6500 f 404 815 6555 www.KilpatrickTownsend.com

March 22, 2011	direct dial 404 815 6444 direct fax 404 541 3402 DStockton@KilpatrickTownsend.com

James River Coal Company
901 E. Byrd Street, Suite 1600
Richmond, Virginia 23219

Ladies and Gentlemen:

We have acted as counsel to James River Coal Company (the “Company”), a Virginia corporation, in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2011 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-3 (Registration No. 333-168628), as amended, including the exhibits thereto, which was declared effective by the Commission on September 23, 2010 (the “Initial Registration Statement”). The Registration Statement is being filed pursuant to Rule 462(b) to increase the dollar amount of common stock, par value $0.01 per share, registered under the Initial Registration Statement by $30,000,000 (“Common Stock”), including shares of Common Stock subject to the underwriters’ 30-day option to purchase additional shares of Common Stock. The Registration Statement includes a prospectus which is incorporated from the Initial Registration Statement (the “Prospectus”) that provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

We have examined the Registration Statement and the Prospectus contained therein. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the truth, accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock, and, for the purposes of this opinion letter, have assumed such future proceedings will be timely completed in the manner presently proposed.  We have also assumed that all shares of Common Stock will be issued and sold in compliance with applicable U.S. federal and state securities laws.

James River Coal Company March 22, 2010 Page 2

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.  The Company has the authority pursuant to its Amended and Restated Articles of Incorporation (“Articles”) to issue up to an aggregate of 100,000,000 shares of common stock. When (i) the Board of Directors of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 100,000,000 shares), (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iii) certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered and payment of legal consideration in excess of the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the laws of the Commonwealth of Virginia and the federal laws of the United States of America.  We express no opinion with respect to the laws of any other jurisdiction.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K. We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement, and any amendments or supplements thereto, and further consent to the filing of this opinion as Exhibit 5 to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

KILPATRICK TOWNSEND &
STOCKTON LLP

/s/ David A. Stockton
David A. Stockton, a Partner